Exhibit 4.17

REGISTRATION RIGHTS AGREEMENT

between

ZTO EXPRESS (CAYMAN) INC.

and

NEW RETAIL STRATEGIC OPPORTUNITIES INVESTMENTS 2 LIMITED

Dated June 28, 2018

TABLE OF CONTENTS

		Page

	Article 1

	EFFECTIVENESS; DEFINITIONS
Section 1.1	Effective Date	1
Section 1.2	Definitions	1
	Article 2

	REGISTRATION

Section 2.1	Filing of Registration Statement	1
Section 2.2	Expenses	2
Section 2.3	Effectiveness	2
Section 2.4	Rule 415; Cutback	3

	Article 3

	OTHER COVENANTS AND AGREEMENTS

Section 3.1	Company Obligations	3
Section 3.2	Obligations of the Investor	5

	Article 4

	INDEMNIFICATION

Section 4.1	Indemnification	6
Section 4.2	Proceedings	7
Section 4.3	Payment and Reimbursement	8

	Article 5

	TERMINATION

Section 5.1	Termination	8

	Article 6

	DEFINITIONS FOR PURPOSES OF THIS AGREEMENT

Section 6.1	Certain Matters of Construction	8
Section 6.2	Definitions	9

i

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of June 28, 2018, by and between ZTO Express (Cayman) Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and New Retail Strategic Opportunities Investments 2 Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Investor”).

BACKGROUND

(A)                               WHEREAS, the Company and the Investor, together with certain other parties thereto, have entered into that certain Share Purchase Agreement dated as of May 29, 2018 (the “Purchase Agreement”), pursuant to which the Investor has agreed to purchase from the Company a certain number of Class A Ordinary Shares (the “Shares”).

(B)                               WHEREAS, the Company and the Investor desire to set forth their agreements regarding certain registration rights with respect to the Shares following the execution and delivery of the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

ARTICLE 1

EFFECTIVENESS; DEFINITIONS

Section 1.1                                    Effective Date. This Agreement shall become effective upon the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

Section 1.2                                    Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Article 6 hereof.

ARTICLE 2

REGISTRATION

Section 2.1                                    Filing of Registration Statement. Prior to the first anniversary of the Closing Date, as such term is defined under the Purchase Agreement (the “Initial Filing Deadline”), the Company shall prepare and file with the Commission one Registration Statement on Form F-3 (or, if Form F-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of all of the Registrable Securities. Subject to any Commission comments, the Company shall use its reasonable efforts to cause such Registration Statement to include the plan of distribution attached hereto as Schedule 1 (or such other plan of distribution reasonably requested by the Investor). The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3.1(c) to the Investor and its counsel prior to its filing or other submission.

Section 2.2                                    Expenses. The Investor will pay all expenses associated with effecting the registration of the Registrable Securities, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and reasonable fees and expenses of counsel(s) to the Investor.

Section 2.3                                    Effectiveness.

(a)                                 The Company shall use commercially reasonable best efforts to have the Registration Statement declared effective as soon as reasonably practicable after filing, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall submit to the Commission, within five (5) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall notify the Investor as promptly as reasonably practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide or make available to the Investor copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(b)                                 For not more than sixty (60) days (which need not be consecutive days) in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2.3(b) in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company, or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (i) notify the Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Investor) disclose to the Investor any material non-public information giving rise to an Allowed Delay, (ii) advise the Investor in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (iii) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. Notwithstanding the provisions of this Section 2.3(b), if an Allowed Delay is not in connection with the review by the Commission of a Registration Statement or the financial statements contained therein, such Allowed Delay shall not be for a period exceeding twenty (20) consecutive days.

Section 2.4                                    Rule 415; Cutback. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires the Investor to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that no Investor is an “underwriter.” The Investor shall have the right to participate or have their counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their counsel comment on any written submission made to the Commission with respect thereto. Upon reasonable objection by the Investor’s counsel, no such written submission shall be made to the Commission. In the event that, despite the Company’s reasonable efforts and compliance with the terms of this Section 2.4, the Commission refuses to alter its position, the Company shall (a) remove from the Registration Statement such portion of the Registrable Securities, and/or (b) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415.

ARTICLE 3

OTHER COVENANTS AND AGREEMENTS

Section 3.1                                    Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)                                 use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective (other than during an Allowed Delay) for a period that will terminate upon the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold (the “Effectiveness Period”) and advise the Investor in writing when the Effectiveness Period has expired;

(b)                                 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)                                  provide copies to and permit counsel designated by the Investor to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) Business Days prior to their filing with the Commission and not file any document to which such counsel reasonably objects, provided that the Company is notified of such objection, including the substance of such objection, in writing no later than two (2) Business Days after such counsel has been so furnished with copies of such documents;

(d)                                 furnish or otherwise make available (including via EDGAR) to the Investor and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor that are covered by the related Registration Statement;

(e)                                  insofar as any stop order or other suspension of effectiveness is issued, use commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof;

(f)                                   use commercially reasonable efforts to register or qualify (unless an exemption from the registration or qualification exists) or cooperate with the Investor and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such domestic jurisdictions as are reasonably requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement;

(g)                                  use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)                                 promptly notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, subject to Section 2.3(b), promptly prepare, file with the Commission and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)                                     otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Investor in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and

(j)                                    with a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Investor to sell shares of Company Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect, or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act and (iii) furnish to the Investor upon request as long as the Investor owns any Registrable Securities any information as may be reasonably requested in order to avail the Investor of any rule or regulation of the Commission that permits the selling of any Registrable Securities without registration under Rule 144.

Section 3.2                                    Obligations of the Investor.

(a)                                 The Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities and other Company Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be required to effect the registration of such Registrable Securities, to respond to requests by the Commission, FINRA or any state securities commission or as may be required to be disclosed by applicable securities laws and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor.

(b)                                 The Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2.3(b), or (ii) the happening of an event pursuant to Section 3.1(h) hereof, the Investor will use its commercially reasonable efforts to promptly discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

ARTICLE 4

INDEMNIFICATION

Section 4.1                                    Indemnification.

(a)                                 Indemnification by the Company. In addition to indemnification provided pursuant to the Purchase Agreement, to the extent permitted by law, the Company will indemnify and hold harmless the Investor and its Affiliates, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, Exchange Act or otherwise, including any legal or other expenses reasonably incurred in connection with investigating or defending any such losses, claims, damages or liabilities (collectively, “Losses”), insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf pursuant to the Investor’s affirmative request under Section 3.1(f) hereof, except (A) to the extent that such untrue statements or omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by the Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Investor has approved Schedule 1 hereto for this purpose) or (B) in the case of an occurrence of an event of the type specified in Section 3.1(i) related to the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the Investor being advised in writing by the Company that the use of the Prospectus may be resumed, but only if and to the extent that following the receipt of such notice the misstatement or omission giving rise to such Loss would have been corrected.

(b)                                 Indemnification by the Investor. To the extent permitted by law, the Investor will indemnify and hold harmless the Company and its Affiliates, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents, against any Losses, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by the Investor or its agents of any rule or regulation promulgated under the Securities Act applicable to the Investor or its agents and relating to action or inaction required of the Investor under this Agreement, (A) to the extent that such untrue statements or omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by the Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Investor has approved Schedule 1 hereto for this purpose) or (B) in the case of an occurrence of an event of the type specified in Section 3.1(i) related to the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the Investor being advised in writing by the Company that the use of the Prospectus may be resumed, but only if and to the extent that following the receipt of such notice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds actually received by the Investor from the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 4.2                                    Proceedings.

(a)                                 Any Person entitled to indemnity hereunder (an “Indemnified Party”) shall give written notice to the Person from whom indemnity is sought (the “Indemnifying Party”) promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the loss, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify the Indemnifying Party promptly shall not relieve the Indemnifying Party of its liability hereunder except to the extent such failure shall have materially prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party that, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to Section 4.1, the Indemnified Party shall notify promptly the Indemnifying Party of the same in writing, specifying in reasonable detail the basis of such claim, and the Indemnifying Party shall be entitled to control the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party’s claim for indemnification at the Indemnifying Party’s expense, and at the Indemnifying Party’s option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with a reputable counsel reasonably acceptable to the Indemnified Party; provided that, in the event that the Indemnifying Party elects to control such defense, such Indemnifying Party shall be deemed to have agreed to be fully responsible (with no reservation of rights) for all losses relating to such claim. Within thirty (30) days after receiving written notice of an indemnification claim, the Indemnifying Party shall give written notice to the Indemnified Party stating whether it disputes all or any portion of the claim. If the Indemnifying Party fails to give written notice to the Indemnified Party that it disputes an indemnification claim within thirty (30) days after receipt of notice thereof, the Indemnifying Party shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable.

(b)                                 If the Indemnifying Party exercises the right to control the defense of any third-party claim as provided above, then the Indemnified Party shall have the right to employ its own counsel in any such action and to participate in the defense thereof at its own expense, unless the Indemnifying Party has specifically authorized the employment of such counsel in writing, in which case the fees and expenses of such counsel shall be borne by the Indemnifying Party. Similarly, if the Indemnified Party controls the defense of any such claim, then the Indemnifying Party shall have the right to employ its own counsel in any such action and to participate in the defense thereof at its own expense. If the Indemnified Party reasonably determines that there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to control the defense of any third-party claim as provided above, then the Indemnified Party shall cooperate with the Indemnifying Party in such defense. Similarly, in the event that the Indemnified Party is, directly or indirectly, controlling the defense of any such claim, then the Indemnifying Party shall cooperate with the Indemnified Party in such defense. The Indemnifying Party shall obtain the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, delayed or conditioned) before entering into any settlement of a claim or ceasing to defend such claim.

Section 4.3                                    Payment and Reimbursement. Upon the earlier to occur of (i) the agreement of the Indemnifying Party to pay the amount claimed by an Indemnified Party in a claim notice, or (ii) a final determination of a court or arbitration tribunal of competent jurisdiction as provided for in Section 8.1(b) that any amount is payable by an Indemnifying Party hereunder, such Indemnifying Party shall pay the Indemnified Party as soon as commercially practicable but in no event more than five (5) Business Days thereafter. The Indemnifying Party will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending the Losses.

ARTICLE 5

TERMINATION

Section 5.1                                    Termination. This Agreement shall terminate as to the Investor at such time it no longer owns any Registrable Securities or upon the mutual written consent of the Company and the Investor. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

ARTICLE 6

DEFINITIONS FOR PURPOSES OF THIS AGREEMENT

Section 6.1                                    Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Article 6:

(1)                                 The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(2)                                 The word “including” shall mean including, without limitation;

(3)                                 Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(4)                                 The masculine, feminine and neuter genders shall each include the other.

Section 6.2                                    Definitions. The following terms shall have the following meanings:

“Affiliate” has the meaning as set forth in the Purchase Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Allowed Delay” has the meaning set forth in Section 2.3(b).

“Blue Sky Application” has the meaning set forth in Section 4.1.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City, Cayman Island, Hong Kong and the PRC are open for the general transaction of business.

“Class A Ordinary Shares” means class A ordinary shares of the Company, par value US$0.0001 per share, having rights and privileges set forth in the Memorandum and Articles of Association.

“Closing” has the meaning set forth in Section 1.1.

“Closing Date” has the meaning as set forth in the Purchase Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the Preamble.

“Company Securities” means (a) the ordinary shares of the Company, (b) securities convertible or exercisable into, or exchangeable for, ordinary shares of the Company, (c) any other equity or equity-linked security issued by the Company and (d) options, warrants or other rights to acquire any of the foregoing; for the avoidance of doubt, “Company Securities” include American depositary shares.

“Effectiveness Period” has the meaning set forth in Section 3.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“HKIAC” has the meaning set forth in Section 8.1(a).

“Indemnified Party” has the meaning set forth in Section 4.2.

“Indemnifying Party” has the meaning set forth in Section 4.2.

“Initial Filing Deadline” has the meaning set forth in Section 2.1.

“Investor” has the meaning set forth in the Preamble.

“Losses” has the meaning set forth in Section 4.1(a).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“PRC” means the People’s Republic of China and solely for the purpose of this Agreement, excluding Hong Kong, Macau and Taiwan.

“Prospectus” means (a) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (b) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means, collectively, the (a) the Shares and (b) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment or otherwise; provided, that, a security shall cease to be a Registrable Security upon sale to the public pursuant to a Registration Statement or Rule 144 under the Securities Act.

“Registration Deadline” means the sixtieth (60th) calendar day following the Initial Filing Deadline, or the one hundred twentieth (120th) calendar day following the Initial Filing Deadline if the Commission reviews the Registration Statement.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Securities Act” means the Securities Exchange Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in the Recitals.

“Transaction Documents” has the meaning as set forth in the Purchase Agreement.

ARTICLE 7

MISCELLANEOUS.

Section 7.1                                    Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

Section 7.2                                    Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or email as follows:

if to the Company:

c/o ZTO Express Co., Ltd.
No. 1685, Huazhi Road, Qingpu District
Shanghai 201708, the PRC
Attention: Chief Financial Officer
Facsimile: +86-21 5913 9333
Email: hp.yan@zto.com

if to Investor:

c/o Maples Corporate Services Limited
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104, Cayman Islands
Attention: General Partner

with a copy to (which shall not constitute notice):

c/o Alibaba Group
26th Floor, Tower one, Time Square
1 Matheson Street, Causeway Bay, Hong Kong
Attention: Jin Lei
Email: lei.jin@alibaba-inc.com

or in any such case to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or email, or when received by facsimile if promptly confirmed.

Section 7.3                                    Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

Section 7.4                                    Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, all of which together shall constitute one instrument.

Section 7.5                                    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and the Investor covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of the Investor or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of the Investor or any current or future member of the Investor or any of their respective current or future directors, officers, employees, partners or members or of any Affiliate or assignee thereof, as such, for any obligation of the Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 7.6                                    Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties; provided, however, that (a) the Company shall not assign this Agreement or any of its rights herein to any Person without the prior written consent of the Investor, and (b) the Investor shall not assign this Agreement or any of its rights herein to any Person without the prior written consent of the Company, provided further, however, that the Investor shall be entitled to, without the consent of any Person, assign this Agreement or any of its rights herein to any of its Affiliates and any Person to whom the Investor transfers the Company Securities in accordance with the terms of the Transaction Documents.

Section 7.7                                    No Third-Party Beneficiaries. Except as explicitly specified in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of any party, in its or his own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

Section 7.8                                    Entire Agreement. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

Section 7.9                                    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

Section 7.10                             Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom the waiver is to be effective.

Section 7.11                             Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

ARTICLE 8

GOVERNING LAW; JURISDICTION, ETC.

Section 8.1                                    Governing Law; Venue.

(a)                                 This Agreement shall be governed in all respects by the Laws of the State of New York without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

(b)                                 Any dispute regarding this Agreement shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this Section 8.1(b). There shall be a panel of three (3) arbitrators. The Investor shall appoint one (1) arbitrator, the Company shall appoint one (1) arbitrator, and the third arbitrator shall be appointed by the HKIAC. The arbitral proceedings shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the parties thereto.

Section 8.2                                    Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any party does not perform the provisions of this Agreement in accordance with the specified terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that any party shall be entitled to seek an injunction, specific performance and other equity relief to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies available pursuant to this Section 8.2 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit any party from, in the alternative, seeking to terminate this Agreement and collect a remedy at law.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ZTO EXPRESS (CAYMAN) INC.

By:	/s/ Meisong Lai
	Name:	Meisong Lai
	Title:	Chairman and CEO

Signature Page to Registration Rights Agreement
ZTO EXPRESS (CAYMAN) INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NEW RETAIL STRATEGIC OPPORTUNITIES INVESTMENTS 2 LIMITED

By:	/s/ David Egglishaw
	Name:	David Egglishaw
	Title:	Authorized Signatory

Signature Page to Registration Rights Agreement
ZTO EXPRESS (CAYMAN) INC.

SCHEDULE 1

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this Prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on any stock exchange on which the securities may be listed, on any market or trading facility on which the securities may be traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of securities:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales effected after the date the Registration Statement of which this Prospectus is a part is declared effective by the Commission;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this Prospectus. The selling stockholders also may transfer the securities in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

In connection with the sale of our securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of shares of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this Prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this Prospectus.

We have agreed with the selling stockholders to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the securities covered by this Prospectus have been disposed of pursuant to and in accordance with the Registration Statement, or (2) the date on which all of the securities may be sold without restriction pursuant to Rule 144 of the Securities Act.

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